EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76240) pertaining to the 2000 Stock Option Plan of Trek Resources, Inc. with respect to the consolidated financial statements of Trek Resources, Inc. for the fiscal year ended September 30, 2003 that are included in the Annual Report on Form 10-KSB for the year ended September 30, 2003.

/s/ HEIN + ASSOCIATES, LLP

HEIN + ASSOCIATES, LLP

Dallas, Texas
December 23, 2003